Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in Registration Statements Nos. 333-86401, 333-58054 and 333-58586 of Annaly Mortgage Management, Inc. on Form S-3 and appearing in the Annual Report on Form 10K-A for the year ended December 31, 2000.


Deloitte & Touche LLP
New York, New York
April 23, 2001